Exhibit 21

                          SOUTH JERSEY INDUSTRIES, INC.
                           SUBSIDIARIES OF REGISTRANT
                             AS OF DECEMBER 31, 2004



                                                          Percentage of
                                                          Voting Securities                          State of
                                                          Owned by Parent       Relationship         Incorporation
                                                          -----------------------------------------------------------
South Jersey Industries, Inc.                             Registrant            Parent               New Jersey

South Jersey Gas Company  (5)                             99.28                 (1)                  New Jersey

Marina Energy LLC (5)                                     100                   (1)                  New Jersey

South Jersey Energy Company (5)                           100                   (1)                  New Jersey

South Jersey Resources Group, LLC (5)                     100                   (1)                  Delaware

South Jersey Energy Service Plus, LLC (5)                 100                   (1)                  New Jersey

SJ EnerTrade, Inc. (5)                                    100                   (2)                  New Jersey

Energy & Minerals, Inc.  (5)                              100                   (1)                  New Jersey

R&T Group, Inc.  (5)                                      100                   (1)                  New Jersey

South Jersey Fuel, Inc.  (5)                              100                   (3)                  New Jersey

AC Landfill Energy, LLC (5)                                51                   (4)                  New Jersey



(1) Subsidiary of South Jersey Industries, Inc.
(2) Subsidiary of South JerseyEnergy Company
(3) Subsidiary of Energy & Minerals, Inc.
(4) Subsidiary of Marina Energy LLC
(5) Subsidiary included in financial statements
